                                                                    Exhibit 99.1

   PRIMUS GUARANTY REPORTS FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS

HAMILTON, BERMUDA - FEBRUARY 8, 2006 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS), a leading provider of credit protection, announced today GAAP net income of $3.1 million, or $0.07 per diluted share for its fourth quarter 2005, compared with net income of $13.7 million, or $0.31 per diluted share, for the fourth quarter of 2004. Diluted per share results for the 2005 and 2004 fourth quarters were based on 44.2 million diluted shares and 44.4 million diluted shares, respectively. The fourth quarter of 2004 included a one-time expense of
$3.3 million, or $0.08 per diluted share, due to the accelerated vesting of employee restricted stock and options as a result of its initial public offering. For the year ended December 31, 2005, GAAP net income was $4.1 million, or $0.09 per diluted share, compared with net income of $23.7 million, or $0.59 per diluted share, for the year ended December 31, 2004. Diluted per share results for 2005 and 2004 were based on 44.6 million diluted shares and
40.3 million diluted shares, respectively.

ECONOMIC RESULTS
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on its portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. By excluding quarterly fluctuations in the fair market value of our long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and we believe more meaningful, alternative view of long-term trends in our profitability. This measure is also used by our board in assessing our performance.

During the fourth quarter of 2005, Economic Results were $12.2 million, or $0.28 per diluted share, compared with $4.1 million, or $0.09 per diluted share, in the fourth quarter of 2004. Excluding the one-time expense of $3.3 million, or
$0.08 per diluted share, due to the accelerated vesting of employee restricted stock and options as a result of its initial public offering, adjusted Economic
Results were $7.4 million, or $0.17 per diluted share for the fourth quarter of
2004. For the year ended December 31, 2005, Economic Results were $36.4 million, or $0.82 per diluted share, compared with Economic Results of $25.7 million, after adjustment for the one-time expense, or $0.64 per diluted share, for the year ended December 31, 2004.

Please refer to the last page of this press release and to the company quarterly financial supplement for full disclosure of the reconciliation from GAAP Results to Economic Results.

MANAGEMENT COMMENTARY
"I am quite pleased with our performance in the fourth quarter and for the year as a whole," said Primus Guaranty Chief Executive Officer Thomas W. Jasper.
"Continued growth in our portfolio, coupled with the operating leverage in our platform, resulted in significantly higher profitability. Additionally, our return on equity, which was 15% for the fourth quarter, increased substantially over the prior year period."

"As we look ahead, we will continue to focus on growing our core business at attractive risk adjusted returns and leveraging our platform by expanding our asset management business. This strategy should enable us to further increase revenues, earnings and returns on equity."

FOURTH QUARTER REVENUES
GAAP revenues for the fourth quarter 2005 were $12.6 million, a decrease of 49%
from $24.8 million in the year-earlier quarter. The decrease is mainly attributable to unrealized mark-to-market losses partly offset by increased premium and interest income during the fourth quarter of 2005.

Economic revenues for the fourth quarter 2005 were $21.7 million, an increase of
44% from $15.1 million in the year-earlier quarter.

Contributing to the growth in Economic revenues was a 29% increase in premium income on credit swaps sold, to $15.4 million in the fourth quarter of 2005, compared with $11.9 million in the same period of 2004. The increase reflects the continued growth of the company's credit swap portfolio.

Interest income for the fourth quarter of 2005 was $5.1 million, an increase of approximately $2.8 million from the fourth quarter of 2004. The increase is driven by higher investment yields and the increase in average invested balances. The average investment yield in the fourth quarter of 2005 increased to 3.74%, up 180 basis points from an average of 1.94% in the fourth quarter of
2004. Weighted average balances were $540 million for the fourth quarter of
2005, compared with $477 million in the same quarter of 2004. On December 19,
2005, we received net proceeds of $123 million related to the issuance of debt by Primus Financial Products, LLC.

Realized losses on the portfolio of credit swaps sold were $318 thousand in the fourth quarter of 2005, compared with $348 thousand for the same period of the prior year. These losses are attributable to our decision to mitigate credit exposure through the early termination of certain credit swaps sold. To date, there have been no credit events in our portfolio of credit swaps sold.

FOURTH QUARTER OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $7.4 million for the fourth quarter of 2005, compared with $10.0 million in the fourth quarter of 2004. The fourth quarter of 2004 included a $3.3 million one-time accelerated employee restricted stock and option vesting expense as a result of its initial public offering, mentioned previously. The resulting $700 thousand increase in expenses in the fourth quarter of 2005, compared with the adjusted expenses in the fourth quarter of 2004, is attributable to additional compensation expenses, coupled with increases in professional and legal fees as a result of being a public company.

Financing costs, comprising distributions on preferred shares and interest expense, were $2.1 million in the fourth quarter of 2005, compared with $1.1 million in the fourth quarter of 2004. The increase in financing costs was primarily attributable to increased interest rates.

YEAR ENDED DECEMBER 31, 2005 REVENUES
GAAP revenues for the year ended December 31, 2005 were $38.2 million, a decrease of 29% from $53.8 million in 2004. The decrease is attributable to the combination of the increase in unrealized mark-to-market losses as a result of the widening of market credit swap premiums coupled with a decline in the unrealized gain from credit swaps as they approach maturity. Unrealized losses for the year ended December 31, 2005 increased $24.1 million to a loss of $24.4 million from a loss of $268 thousand in 2004.

Economic revenues for the year ended December 31, 2005 were $70.5 million, an increase of 35% from $52.4 million in 2004.

Contributing to the growth in Economic revenues was a 24% increase in premium income on credit swaps sold, to $54.0 million, for the year ended December 31,
2005, compared with $43.5 million in 2004. The increase reflects the continued
growth of the company's credit swap portfolio.

Interest income for the year ended December 31, 2005 was $16.0 million, an increase of approximately $11.1 million from interest income of $4.9 million in
2004. The increase is driven by both higher investment yields and the increase in average invested balances. The average investment yield increased to 3.22%, up 180 basis points from an average of 1.42% for 2004. Weighted average balances were $499 million for the year ended December 31, 2005, compared with $341 million for 2004. On December 19, 2005, we received net proceeds of $123 million related to the issuance of debt by Primus Financial Products, LLC.

Partially offsetting the higher levels of premium and investment income for 2005 was an increase in realized losses on the portfolio of single name credit swaps sold. Realized losses for the year ended December 31, 2005 were $4.8 million, compared with $1.1 million for 2004. Of the $4.8 million, $4.5 million was attributable to our decision to mitigate credit exposure through the early termination of credit swaps sold. The company also incurred foreign exchange losses of $1.5 million in 2005 on its holdings of Euro cash balances received on the Euro denominated swaps it had written, compared to a $726 thousand gain in
2004.

YEAR ENDED DECEMBER 31, 2005 OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $27.5 million for the year ended December 31, 2005, compared with $27.0 million in 2004. Expenses in 2004 included the $3.3 million one-time accelerated employee restricted stock and option vesting expense as a result of its initial public offering, mentioned previously. The increase of $3.8 million in 2005 from this adjusted number is attributable to additional compensation expenses, coupled with increases in professional and legal fees as a result of being a public company.

Financing costs, comprising distributions on preferred shares and interest expense, were $6.5 million in the year ended December 31, 2005, compared with
$3.0 million in 2004. The increase in financing costs was primarily attributable to the increased interest rates in 2005 combined with a full year's interest expense associated with the $75 million of subordinated deferrable interest notes, which were issued in July 2004.

CREDIT SWAP PORTFOLIO
At December 31, 2005, the company's portfolio of single name credit swaps sold totaled $13.4 billion, up 28% from $10.5 billion at December 31, 2004. There were 532 reference entities in the portfolio at December 31, 2005 compared with
476 at December 31, 2004.

The fourth quarter 2005 new deal transaction volume for single name credit swaps sold was $1.6 billion, with a weighted average premium of 50 basis points, and an average original tenor of 5.03 years. The weighted average original premium on the $13.4 billion portfolio of single name credit swaps sold as of December
31, 2005 was 45 basis points. In the third quarter of 2005, we received rating agency approval to sell credit protection on reference entities rated below investment grade. Of the $1.6 billion new deal transaction volume for single name credit swaps sold, $78 million was attributable to credit swaps against sub-investment grade reference entities (limited to BB) at an average premium of
142 basis points.

Tranche notional sold was $50 million at December 31, 2005, with an original premium of 89 basis points. There was no corresponding position in 2004, as the business commenced in April 2005.

BALANCE SHEET
At December 31, 2005, total assets, on a GAAP basis, were $673.1 million, an increase of 24% from $542.7 million at December 31, 2004. At December 31, 2005, net shareholders' equity was $361.9 million, a 0.2% increase from $361.0 million at December 31, 2004.

Total cash, cash equivalents and available-for-sale investments at December 31,
2005 were $629.5 million, of which $566.7 million resides in the principal operating subsidiary, Primus Financial Products, LLC.

During the third quarter 2005, we adopted a policy of selling net premiums received from our Euro denominated credit swaps for U.S. dollars, leaving only a small working Euro cash balance. As of December 31, 2005, our Euro cash balance was (euro)406 thousand.

EARNINGS CONFERENCE CALL
Primus Guaranty will host a conference call Wednesday, February 8, 2006, at
11:00 AM (ET) with access available via Internet and telephone. To access the live conference call, dial (800) 435-1398 (toll-free domestic) or (617) 614-4078
(international). The access code is 29436214. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for three weeks via telephone starting at approximately 1:00 PM (ET)
on Wednesday, February 8, 2006, and can be accessed at (888) 286-8010 (toll-free domestic) or

(617) 801-6888 (international). The access code is 45135156. The webcast will be live as well as archived for one quarter on Primus Guaranty's website:
www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on the webcast icon in the center of the page.

Supplemental financial information, including additional portfolio and historical data, will be available on Primus Guaranty, Ltd.'s website under
"Investor Relations-Webcasts" or by clicking on
http://phx.corporate-ir.net/phoenix.zhtml?c=179637&p=irol-presentations.

ABOUT PRIMUS GUARANTY
Primus Guaranty, Ltd., through an operating subsidiary, Primus Financial
Products, LLC, offers protection against the risk of default on corporate and sovereign obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers, banks and portfolio managers. As a swap counterparty,
Primus Financial is rated Aaa by Moody's Investor Service, Inc. and AAA by
Standard & Poor's Rating Services. Another subsidiary of Primus Guaranty, Primus
Asset Management, Inc., manages the credit swap portfolio of Primus Financial, and provides credit swap portfolio management services to third parties.

The company is traded on the New York Stock Exchange under the symbol PRS.
Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products and Primus Asset Management,
headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-K, as filed with the SEC.

                                        PRIMUS GUARANTY, LTD.
                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (dollars in 000s except per share amounts)

                                                                                    DECEMBER 31,
                                                                            -----------------------------
                                                                                2005           2004
                                                                            -------------  --------------
                                                                             (unaudited)

ASSETS
Cash and cash equivalents...............................................    $     69,355   $    320,989
Available-for-sale investments..........................................         560,147        161,101
Accrued interest receivable.............................................           5,127          1,381
Accrued premiums on credit swaps........................................           3,369          3,349
Premiums receivable on credit swaps.....................................              92            197
Premiums receivable on financial guarantees.............................             300            800
Asset management fee receivable.........................................               2             15
Prepaid expenses........................................................             954            868
Unrealized gain on credit swaps, at fair value..........................          25,342         46,517
Fixed assets, net.......................................................           1,682          1,800
Internal use software costs, less accumulated amortization of $7,744 in
   2005 and $5,893 in 2004..............................................           3,311          4,297
Other receivables.......................................................             254            279
Debt issuance costs, net................................................           3,147          1,125
                                                                            -------------  -------------
     Total assets.......................................................    $    673,082   $    542,718
                                                                            =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...................................    $      3,026   $        904
Compensation payable....................................................           4,833          5,317
Brokerage fees payable..................................................               9             14
Taxes payable...........................................................              54             12
Interest payable........................................................             404            364
Long-term debt..........................................................         200,000         75,000
Unrealized loss on credit swaps, at fair value..........................           3,521            259
Deferred rent payable...................................................             416            455
Deferred financial guarantee premiums...................................             401            806
Deferred credit swap premiums...........................................              46             69
                                                                             ------------   ------------
     Total liabilities..................................................         212,710         83,200

Preferred securities of subsidiary......................................          98,521         98,521
Commitments and contingencies

Stockholders' equity:
   Common stock, $0.08 par value, 62,500,000 shares authorized,
     43,176,511 and 42,780,033 shares issued and outstanding at
     December 31, 2005 and 2004.........................................           3,691          3,535
   Additional paid-in-capital...........................................         265,729        264,860
   Warrants.............................................................             612            612
   Accumulated other comprehensive loss.................................          (4,254)            --
   Retained earnings ...................................................          96,073         91,990
                                                                            -------------  -------------
Total stockholders' equity..............................................         361,851        360,997
                                                                            -------------  -------------
Total liabilities, preferred securities of subsidiary and stockholders'
   equity...............................................................    $    673,082   $    542,718
                                                                            =============  =============

                                                  PRIMUS GUARANTY, LTD.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (amounts in 000s except per share data)

                                                       THREE MONTHS ENDED                  YEAR ENDED
                                                          DECEMBER 31,                    DECEMBER 31,
                                                 ------------------------------   ------------------------------
                                                     2005             2004            2005            2004
                                                 --------------   -------------   --------------   -------------
                                                           (UNAUDITED)             (UNAUDITED)

REVENUES
Net credit swap revenue.......................    $      7,434   $     21,563      $    23,106     $     47,729
Premiums earned on financial guarantees.......             105            100              405              395
Interest income...............................           5,058          2,316           16,047            4,850
Rental income.................................               -              -                -               40
Asset management fees.........................              50             12              190               15
Foreign currency revaluation income (loss)....             (82)           765           (1,546)             726
                                                 --------------  -------------    -------------    -------------
Total net revenues............................          12,565         24,756           38,202           53,755

EXPENSES
Compensation and employee benefits............           3,796          6,659           15,935           17,801
Professional and legal fees...................           1,803          1,254            4,534            2,414
Depreciation and amortization.................             549            497            2,123            1,951
Technology and data feeds.....................             380            449            1,630            1,363
Rent..........................................             198            194              765              744
Bank fees.....................................             218            136              878              576
Rating agency fees............................              50             57              266              346
Brokerage expense.............................              22             87              129              602
Interest expense..............................           1,020            505            2,660              881
Other.........................................             415            631            1,288            1,208
                                                 --------------  -------------    -------------    -------------
Total expenses................................           8,451         10,469           30,208           27,886
Distributions on preferred securities of
   subsidiary.................................          (1,068)          (589)          (3,865)          (2,138)
                                                 --------------  -------------    -------------    -------------
Income  before benefit (provision)
   for income taxes...........................           3,046         13,698            4,129           23,731
Benefit (provision) for income taxes..........              62             49              (46)             (46)
                                                 --------------  -------------    -------------    -------------
NET INCOME AVAILABLE TO COMMON SHARES ........    $      3,108   $     13,747      $     4,083     $     23,685
                                                 ==============  =============    =============    =============

Earnings per common share:
Basic                                             $       0.07   $       0.32      $      0.09     $       1.44
Diluted                                           $       0.07   $       0.31      $      0.09     $       0.59

Average common shares outstanding:
Basic                                                   43,156         42,957           43,150           16,486
Diluted                                                 44,223         44,401           44,645           40,256

PRIMUS GUARANTY, LTD.
REGULATION G DISCLOSURE
ECONOMIC RESULTS
DECEMBER 31, 2005

(DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)
In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we believe it is appropriate to consider both our U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, we evaluate what our Economic Results would have been if we excluded from revenue the amounts of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although we amortize those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments.

                                                              THREE MONTHS ENDED            YEARS ENDED
                                                                 DECEMBER 31,               DECEMBER 31,
                                                         ---------------------------   ---------------------------
                                                             2005          2004            2005           2004
                                                         -----------    ------------   -----------    ------------

GAAP NET INCOME                                          $   3,108      $   13,747     $   4,083      $   23,685
Adjustments:

Less: Change in unrealized fair value of credit swaps
sold (gain)losses                                            7,631         (11,171)       26,639          (1,957)

Less: Realized gains from early termination of
credit swaps sold                                             (300)           (173)       (1,090)         (5,533)

Add: Amortization of realized gains from the early
termination of credit swaps sold                             1,756           1,681         6,783           6,175

----------------------------------------------------------------------------------------------------------------
NET ECONOMIC RESULTS                                     $  12,195      $    4,084     $  36,415      $   22,370
----------------------------------------------------------------------------------------------------------------

Economic earnings per share                                  $0.28           $0.09         $0.82           $0.56

Economic weighted average common shares
outstanding-diluted                                         44,223          44,401        44,645          40,256